UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 24, 2011 (August 18, 2011)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
12012 Wickchester Lane, Suite 475 Houston, Texas 77079 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2011, the Board of Directors (the “Board”) of Hyperdynamics Corporation (the “Company” “we” “us” or ”our”) approved the amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”).  The changes to the Company’s current Bylaws (the “Original Bylaws”) are summarized below.

Special Meetings.  The Original Bylaws were amended to provide that special meetings of the stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Company would have if there were no vacancies and must be called in accordance with notice provisions of the Amended and Restated Bylaws.  The Amended and Restated Bylaws provide that special meetings of the stockholders may also be called by the Secretary upon the written request in proper form of the holders of at least 20% of the outstanding shares of common stock entitled to vote at such meeting.    The Original Bylaws also provided for the rights of stockholders holding 20% of the outstanding stock to call a special meeting. The Amended and Restated Bylaws describe what information must be included in a request for a special meeting, as well as the procedural requirements that must be met by stockholders submitting a request for a special meeting.

A request for a special meeting is not required to be granted: (i) with respect to any matter, within 120 days after any annual or special meeting of stockholders at which the same matter was on the agenda; (ii) if the same matter will be included on the agenda at an annual meeting to be held within 90 days after the receipt by the Company of such request (and the election or removal of directors would be deemed the same matter with respect to all matters involving the election or removal of directors); (iii) if the request relates to an item of business that is not a proper subject for stockholder action under applicable law; or (iv) if such request violates applicable law.

Adjournments.  While the Original Bylaws permitted the adjournment of annual and special meetings of stockholders, the Amended and Restated Bylaws add detail regarding the adjournment procedures.  For instance, the Amended and Restated Bylaws provide that any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place (if any), and notice need not be given of any such adjourned meeting if the time and place (if any) thereof, and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Stockholder Lists.  With respect to the production of lists of stockholders entitled to vote at meetings, the Amended and Restated Bylaws amend the Original Bylaws by providing that, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date.  Further, the Amended and Restated Bylaws require that the stockholder list must be open to examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Company.

The Amended and Restated Bylaws distinguish between in-person and remote stockholder meetings for purposes of the stockholder list.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting will be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list will also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list will be provided with the notice of the meeting.

Conduct of Stockholder Meetings.  Unlike the Original Bylaws, the Amended and Restated Bylaws set forth guidelines for the conduct of stockholder meetings.   The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it deems appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman of the meeting of stockholders has the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman of the meeting, are appropriate for the proper conduct of the meeting.

Voting.  The Amended and Restated Bylaws clarify that the rules or regulations of a stock exchange applicable to the Company, as well as laws and regulations applicable to the Company or its securities, may prescribe certain vote percentages for approval of certain actions, in which case, those rules, regulations and laws will control.

Stockholder Action without Meetings.  The Amended and Restated Bylaws require that any stockholder desiring to have an action taken by written consent in lieu of an annual or special meeting of stockholders must first submit a written request to the Board that complies with the requirements set forth in the Amended and Restated Bylaws.

Stockholder Meetings Order of Business.  The Amended and Restated Bylaws set forth the order of business to be conducted at any annual or special meeting of stockholders.  At any annual meeting of the stockholders, only such nominations of persons for election to the Board may be made, and only such other business may be conducted or considered as is properly brought before the meeting.  At any special meeting of the stockholders, only such business may be conducted or considered as is properly brought before the meeting pursuant to the Company’s notice of meeting.  The Amended and Restated Bylaws describe how nominations are to be properly made at an annual meeting, and how proposals of other business are to be properly brought before an annual or special meeting of stockholders.

Advance Notice of Stockholder Business and Nominations.  In order for a stockholder to properly bring a director nominee or any other business before an annual meeting of stockholders, or to propose a director nominee for purposes of a special meeting of stockholders, the stockholder must provide the Company timely notice thereof (including, in the case of director nominations, the completed and signed questionnaire, representation and agreement described below), as well as timely updates and supplements of such notice.

Annual Meetings.  With respect to annual meetings of stockholders, to be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due pursuant to the Amended and Restated Bylaws, and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is be delivered as described above not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

Special Meetings of Stockholders.  With respect to special meetings of stockholders, to be timely, the stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

Other Provisions.  The Amended and Restated Bylaws contain specific requirements for any stockholders notice delivered to the Company in anticipation of an annual or special meeting of stockholders, including information regarding the interests such stockholder (and/or any beneficial owner on whose behalf a nomination or proposal is made) may have in the Company’s securities.  In addition, specific information is required depending upon whether the stockholder’s proposal relates to director nominations or any business other than a director nomination.  Stockholders submitting a notice of a proposal must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder, as determined in accordance with the Amended and Restated Bylaws) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination will be disregarded and such proposed business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company.

Submission of Questionnaire, Representation and Agreement.  The Amended and Rested Bylaws describe the written questionnaire regarding the background and qualification that must be submitted by nominees for the Board, as well as the written representations by and agreements of the nominee, that are required before a nominee may be presented to the Company’s stockholders for consideration.

Qualification and Number of Directors.  The Amended and Restated Bylaws provide that the number of directors may be fixed from time to time only by the Board, whereas the Original Bylaws permitted the Board and stockholders to increase or decrease the number of directors on the Board.

Indemnification and Advancement.  The Amended and Restated Bylaws clarify that indemnification is permitted in those actions by parties seeking to enforce his or her rights to indemnification under the Amended and Restated Bylaws.  In addition, the Amended and Restated Bylaws mandate that the Company, in certain circumstances and to the fullest extent not prohibited by applicable law, advance certain expenses (including attorneys’ fees) incurred by any person entitled to indemnification pursuant to the Amended and Restated Bylaws, subject to certain preconditions.

Amendment of Bylaws.  The Amended and Restated Bylaws provide that, if an amendment to the Amended and Restated Bylaws is proposed to stockholders, notice of the proposed amendment must be included in the notice of the meeting of stockholders at which the amendment will be considered.  Further, if the amendment is proposed by a stockholder, the proposed amendment must be approved by the affirmative vote of the holders of at least two-thirds of the voting power of all the then outstanding shares of the capital stock entitled to vote thereon.

The foregoing is intended to be only a summary, does not purport to be a complete description of the Amended and Restated Bylaws, and is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 3.1	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: August 24, 2011	By:	/s/ Jason Davis
	Name:	Jason Davis
	Title:	Secretary and Treasurer